UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02                   Appointment of Certain Officers.

Appointment of Chief Operating Officer

On October 8, 2019, Halcón Resources Corporation (the “Company”) announced that effective immediately, the board of directors of the Company (the “Board”), appointed Daniel P. Rohling, the Company’s Vice President, Operations, to serve as Executive Vice President and Chief Operating Officer of the Company, replacing Jon Wright who resigned as Chief Operating Officer effective September 30, 2019. Mr. Rohling served as the Company’s Vice President, Operations since September 2019. Prior to joining the Company, Mr. Rohling served as the Asset Vice President of Ajax Resources, LLC (“Ajax”), from November 2017 until it sold substantially all of its assets to Diamondback Energy, Inc. in October 2018, after which Mr. Rohling pursued additional opportunities. Prior to his tenure at Ajax, he served as EVP and General Manager — Rockies at XRO Energy, LLC from November 2017 to January 2018.  Mr. Rohling began his career with El Paso Corporation (EP Energy Corporation) and served in various operations, business development and management roles, ultimately serving as Permian Basin Asset Manager from June 2013 to November 2017. Mr. Rohling has more than 14 years of oil and gas operations experience and earned a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and is an active member of the Society of Petroleum Engineers.

In connection with Mr. Rohling’s appointment as the Company’s Chief Operating Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved as compensation for Mr. Rohling among other things: (i) a guaranteed fixed monthly bonus through December 2019 equal to a pro-rated amount of his annual salary in lieu of a 2019 bonus, (ii) an annual base salary of $350,000, (iii) eligibility to earn a target annual bonus under the Company’s annual incentive plan equal to 100% of base salary, (iv) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans; and (v) benefits that are customarily provided to similarly situated executives of the Company.

There are no related party transactions involving Mr. Rohling that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Rohling and any other directors or executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

October 15, 2019	By:	/s/ Richard H. Little
	Name:	Richard H. Little
	Title:	Chief Executive Officer